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                                                                      EXHIBIT 24



[DELOITTE &
 TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements (File Nos. 33-9737, 33-9738, 33-1138, 2-87344, 2-79949, 2-74447, 2-71557, 33-32055,
33-37683 and 333-141777) of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated July 22, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Molex Incorporated and its subsidiaries for the year ended June 30, 1997.


/S/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Chicago, Illinois
September 23, 1997